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                                                                   EXHIBIT 10.40

                            MEMORANDUM OF AGREEMENT
                            -----------------------



          THIS MEMORANDUM OF AGREEMENT is entered into this _____ day of June, 1996, by and between THRESHOLD ENTERTAINMENT, INC., 1649 Eleventh Street, Santa Monica, California 90404 ("Threshold") and FILM ROMAN, INC., 12020 Chandler Street, Suite 200, North Hollywood, California 91607 ("FRI").

          This agreement is entered into with reference to the following:

A. Midway Manufacturing Company ("Midway") has heretofore developed and now owns a property, including all characters and characterizations portrayed therein, known as "Mortal Kombat" or, alternatively, "Mortal Kombat Defenders of the Realm" (all herein the "Underlying Property"). The Underlying Property has heretofore been used or licensed by Midway in connection with interactive video games (utilizing computer graphics) and in connection with live action motion pictures and home video productions.

B. Pursuant to an agreement (the "Midway Agreement") dated ___________ , Threshold has heretofore acquired from Midway all rights relative to production, distribution and exploitation of animated (as defined below) productions based upon the Underlying Property, together with rights related thereto. Threshold has warranted (and warrants) that the rights acquired by it (herein the "Animated Rights") consist of: (i) the exclusive right, in perpetuity (subject to reversion as below provided), to produce one or more animated video taped or filmed productions based upon the Underlying Property (including initial productions and spin-offs therefrom, prequels and sequels thereto, and the like (all herein "Animated Productions"), except that the right to produce Animated Productions intended for initial theatrical release shall be subject to certain reservations by Midway as set forth below; (ii) the right, in perpetuity, to distribute, exhibit and otherwise exploit such Animated Productions, throughout the universe, by any manner and by any means, whether now known or hereafter devised including but not limited to by of any form of television, exhibition, cable or pay cable exhibition, video cassette/disc exhibition, theatrical exhibition, exhibition by means of so-called electronic and/or interactive devices, and any other means of exhibition or exploitation, by any device whether now known or hereafter devised; and (iii) all rights (collectively "Related Rights") to exploit any rights derived from any such Animated Productions, including but not limited to music rights, merchandising and licensing rights, and any other subsidiary or ancillary rights whether now known or hereafter devised, provided that merchandising and licensing rights shall be subject to certain reservations by Midway as set forth below.

     [ The term "animated" as used in reference to "Animated Rights" shall mean any form of animation which is filmed or taped from drawings, cel or any similar or
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dissimilar artistic means of creation (i.e. animation commonly known as "cel animation") but does not include animation resulting solely from computer generated images. ]



C. Threshold has heretofore entered into negotiations (not yet reduced to a formal agreement) with the USA Network ("USA") pursuant to which Threshold is to produce and deliver episodes of a television series, consisting of Animated Productions to USA (the "USA Series").

D. Threshold desires to enter into an agreement with FRI whereby (i) Threshold shall assign to FRI an interest in all of its Animated Rights and (ii) FRI will produce Animated Productions for delivery to USA, as well as, possibly, additional productions. FRI likewise desires to enter into such an agreement.

     Accordingly, the parties have agreed and do hereby agree as follows:

     1.   Grant of Rights:

          (a) For good and valuable consideration receipt of which is hereby acknowledged Threshold hereby grants to FRI an undivided one-half (1/2) interest in and to all of the Animated Rights (as defined above) in and to the Underlying Property, including all such rights now owned or controlled by Threshold and any other Animated Rights in and to the Underlying Property which it may hereafter at any time acquire. The grant of an undivided interest in such rights, hereby made, shall be exclusive, perpetual, and not subject to any reversion or restriction except for certain rights reserved to Midway as described below.

               By virtue of the grant of rights hereunder Threshold agrees that, although Threshold and FRI shall have mutual rights with respect to exploitation of Animated Productions and Related Rights, the exclusive right to produce such Animated Productions shall be deemed held by FRI and Threshold shall not produce or authorize others to produce any such Animated Productions, except with FRI's absolute approval.

          (b) Notwithstanding the grant pertaining to all Animated Rights hereunder FRI acknowledges that FRI may not produce an animated feature length film intended for initial theatrical release without the prior approval of Midway.

          (c) Because of provisions of the Midway Agreement, Midway is entitled to act as the merchandising and licensing representative for Animated Productions produced hereunder. Both parties hereto agree that such rights shall be and hereby are subject to the terms of the Midway Agreement (i) to the extent that the text thereof

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is attached hereto, marked Exhibit A and by this reference made a part hereof and (ii) Threshold shall not amend or modify said provisions except with the prior absolute approval of FRI.

          (d) In exercising rights hereunder the parties shall have mutual creative and business control with respect to the production of any Animated Productions and the distribution or exploitation of the same and/or of Related Rights therein; provided however that such mutual controls shall be subject to the specific provisions of paragraph 4 below relating to the USA Series.

          [(e)  Reversion Provisions ]

     2. Division of Revenues: Subject to the parties' specific agreement with respect to the USA Series as may be set forth below, the following conditions shall otherwise apply:

          (a)  Animated Productions:

               Whenever FRI proposes to produce Animated Productions, FRI shall develop and submit an estimated budget therefor, setting forth its estimate of direct costs, overhead charges and the FRI production fees. Any such budget shall be subject to the reasonable approval of Threshold. Once such a budget is approved (either with respect to a single production or a series of productions) FRI shall be entitled to proceed with production of the same provided that (i) FRI shall have secured sufficient funding (from distributors or other buyers) to cover all such production costs and/or (ii) FRI shall have guaranteed to assume and pay any costs not covered by a proposed agreement with a distributor of other buyer.

               All agreements relative to distribution or other exploitation of any Animated Production or Animated Productions shall be subject to Threshold's prior reasonable approval.

               All monies net of all production costs, (including FRI's overhead and production fees and overages), distribution costs and distribution fees shall be divided equally between Threshold and FRI; neither party shall charge a distribution fee for its own distribution activities without approval of the other party.

          (b) Music Publishing Rights: FRI shall be entitled to administer music publishing rights derived from any Animated Productions; the amount remaining after deduction of all third party royalties, fees and costs and, if FRI administers such rights itself, a fifteen (15%) percent administration fee shall be divided equally between FRI and Threshold.

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     (c) Merchandising and Licensing:   Under the present agreement with Midway,
Threshold is entitled to receive 17 1/2% of 100% of revenues received by Midway from merchandising and licensing after deduction only of those deductions referred to in Exhibit A (if any). Such net revenues shall be divided equally between FRI and Threshold, as and when received, and the same shall not be cross-collateralized with other revenues referred to in this paragraph 2.


     (d) Other Related Rights:   Administration of other Related Rights shall be
handled by FRI, subject, in each instance, to Threshold's prior reasonable approval. Revenues derived therefrom (net of costs) shall be divided equally between the parties.

     (e) Third Party Participations:   Any third party participations in any
Animated Productions or Related Rights shall be subject to the parties' mutual approval. In this regard the parties acknowledge that Threshold currently has obligations to third party participants as follows: [ fill in, if any ].

     (f) Accounts:   All revenues received by either party on account of
"Animated Rights" shall be deposited in a segregated account or segregated accounts to be set up by Threshold in its name (however each account shall bear an appropriate designation as to its purpose). Notwithstanding that the accounts shall stand in the name of Threshold, it is agreed that all withdrawals therefrom may be made upon the signature of an officer of each party or at its discretion to meet production costs by an officer of FRI acting alone (and the bank or banks shall be so advised).

     (g) Accountings:   Each party shall maintain full and complete books and
records relative to its receipt of any revenues attributable to Animated Rights and full and complete books and records relative to any sums which are withdrawn. Each party shall have the right to inspect and, at its own expense, audit the books and records of the other to verify the accuracy of any deposits or withdrawals.

     (h) Security Interest:   Because Threshold shall maintain such accounts in
its own name and, in order to secure FRI's interest in the Animated Rights and in any expenditures which it may make, Threshold shall and does hereby grant to FRI a security interest in and to its interest in the Animated Rights and any Animated Productions and/or Related Rights derived therefrom, together with a security interest in and to any accounts established with respect to the same. In the event of a breach by Threshold of any provision of this agreement FRI shall have all of the rights and remedies of a secured party under and pursuant to the terms of the Uniform Commercial Code of California. Threshold shall execute UCC-1 Financing Statements and mortgages of copyright, as reasonably requested by FRI, to evidence the grant of the security interests hereunder. If after written demand, Threshold should fail or refuse to execute any such further documents, any officer of FRI shall be entitled to execute such documents in the name of Threshold, as attorney in fact for Threshold, it being

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understood that the appointment hereby made is coupled with an interest and is irrevocable.

     3.  Credits:   Whenever an Animated Production is produced, the parties
(and their designees) shall receive credit in connection therewith and in paid advertising relative thereto, as may be mutually determined.

     4.  The USA Series:   The parties shall mutually cooperate in concluding
the formal agreement with USA on terms mutually acceptable to both parties. Assuming such an agreement is consummated, the following provisions shall apply:

          (a) Budget: FRI shall develop, prepare and submit a budget for the first thirteen (13) programs of the Series as ordered by USA. Said budget shall include FRI's estimate of direct costs and additionally shall include (i) a $10,000.00 per-program payment, payable to Midway and (ii) a $15,000.00 per-program fee to FRI to cover FRI's overhead costs in connection with production of the first thirteen (13) programs of the Series. FRI shall not receive any additional production fee in connection with the USA Series, but shall be entitled to charge, as a cost, budgeted amounts for its personnel rendering services as executive producers, producers and the like. A preliminary copy of the budget for the USA Series is attached hereto marked Exhibit B and by this reference made a part hereof. Both parties acknowledge their approval of said budget. FRI agrees that it shall use reasonable efforts to adhere to the budget, with the understanding that any overages shall be initially borne by FRI, subject to reimbursement out of net revenues as provided in paragraph 2.(a) above.

          (b) Production: FRI shall be responsible for production of the Series in accordance with the requirements of the agreement with USA. In producing the USA Series the following specific areas have been agreed upon:

               (i) FRI will furnish a weekly cost report to Threshold.

               (ii) FRI will negotiate with and, if such negotiations are concluded on terms acceptable to FRI, engage Jonathan Sloate to compose the music for the USA Series;

               (iii) revenues respecting the USA Series shall be handled through the account referred to in paragraph 2.(f) above.

          (c)  Distribution:

               (i) Domestic:   Initial distribution shall be over the facilities
     of USA, or a mutually approved substitute exhibitor; "off network"

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     distribution shall be subject to the mutual control of both parties;

               (ii) Foreign:   FRI shall have the right to distribute the Series
     outside of the United States provided that (A) FRI will provide Threshold with meaningful consultation in connection therewith, (B) FRI will furnish Threshold with a monthly tab of distribution expenses, (C) FRI will furnish Threshold with a monthly sales report and (D) FRI will provide Threshold with tentative sales minimums for its approval. In this regard it is agreed that the minimum set forth for certain territories on Exhibit C which is attached hereto shall be deemed pre-approved). Neither FRI nor Threshold shall be entitled to receive any distribution fees for distribution services; each party shall be entitled to recover distribution costs (if approved by the other) which, shall include FRI's payments to Neil Court and Regis Brown (which costs are currently estimated to be roughly $130,000.00 to $200,000.00 for the first thirteen (13) episodes).

          (d) Music Publishing Administration:   FRI shall administer music
publishing rights either itself or through a designee such as Somba Music, (or other music publishing company). FRI shall charge no administration fee itself if such rights are administered by a third party.

          (e) Credits:   Credits shall be as set forth in Exhibit D which is
attached hereto and by this reference made a part hereof.

          (f) Other Provisions:   Division of revenues, accountings, security
interest, and any other provisions not specifically covered in this paragraph 4 shall be governed by the general provisions outlined in paragraph 1 and 2 above.

     5.   Warranties and Indemnities:   Each party warrants that it has the
right to enter into and fully perform this agreement. Additionally Threshold warrants that it has full rights to grant to FRI an interest in Animated Rights as specified in this agreement and that such rights are in no way restricted or encumbered except as expressly set forth herein. Each party agrees to defend, indemnify and hold the other free and harmless from and against any claim, damage, loss or liability arising from any breach of the warranties and other agreements of such party herein contained.

     6.   Memorandum of Agreement:     The foregoing constitutes a memorandum of
agreement between the parties with respect to the subject matter set forth herein. Any party shall have the right at any time hereafter to prepare and submit a more formal agreement encompassing the provisions set forth herein, together with such other provisions as are customary for this type of an agreement. The parties shall promptly review, negotiate and execute any such more formal agreement. Unless and until such more formal agreement is executed, this memorandum of agreement shall be, and remain, a binding and enforceable agreement between the parties. This

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memorandum of agreement and any more formal agreement entered into pursuant hereto shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and fully to be performed therein.



     IN WITNESS WHEREOF, the parties have executed this Memorandum of Agreement as of the day and year first above written.

                                       FILM ROMAN, INC.

                                       By ___________________________________




                                       THRESHOLD ENTERTAINMENT, INC.

                                       By ___________________________________


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